UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2024

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41956 (Commission File Number)	92-2303797 (I.R.S. Employer Identification No.)

2203 Lois Ave., Ste. 814 Tampa, FL (Address of principal executive offices)	33607 (Zip Code)

(727) 446-6660 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement.

On December 31, 2024, AtlasClear Holdings, Inc. (the “Company”) and Hanire, LLC (the “Investor”) entered into a securities purchase agreement (the “Purchase Agreement”) for the purchase and sale, in a private placement, of (i) up to 333,333 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $15.00 per share (after giving effect to the 1-for-60 reverse stock split effected by the Company on December 31, 2024), and (ii) a convertible promissory note (the “Note”) in the principal amount of up to $40 million (plus any amount by which the aggregate purchase price paid by the Investor for the Shares is less than $5 million as a result of the Share Limit, as defined below). To the extent the number of Shares to be purchased by the Investor at the Closing would cause the Investor to own more than 19.9% of the Company’s outstanding voting stock, the number of Shares will be reduced such that the number of Shares is equal to 19.9% of the total outstanding voting stock (the “Share Limit”). The consummation of the issuance and sale of the Shares and the Note (the “Closing”) is to occur at such time as agreed to by the Company and the Investor on or before January 31, 2025 (subject to extension by up to 15 days by the Investor), subject to customary closing conditions.

The Note will provide for the Investor to loan funds, up to the aggregate maximum principal amount of the Note, in tranches, as follows: (i) $5 million (plus any amount by which the aggregate purchase price paid by the Investor for the Shares is less than $5 million as a result of the Share Limit) at the Closing, (ii) $12.5 million upon the Company securing a settlement of amounts outstanding to the principal owners of Wilson-Davis, (iii) $7.5 million at such time as the Company files a quarterly report on Form 10-Q or annual report on Form 10-K that shows that the Company has achieved positive net income on a consolidated basis in the most recent reporting period, and (iv) $15.0 million at such time as the Company receives approval from all regulatory authorities to acquire Commercial Bancorp of Wyoming. Unpaid principal amounts under the Note will accrue simple interest at a rate of 12.0% per annum, payable commencing three months after the initial draw and thereafter quarterly until the maturity date of January 31, 2028. The unpaid principal amount and all accrued interest under the Note is convertible at any time after certain conditions are met (including receipt of stockholder approval for the issuance of shares upon conversion), at the option of the Investor, into shares of Common Stock (the “Conversion Shares”) at a conversion rate equal to 60% of the volume-weighted average price of the Common Stock for the 20-consecutive trading day period immediately prior to the conversion date.

In connection with the execution the Purchase Agreement the Company and the Investor entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file, promptly (and in any event within 30 days) after the Closing, a registration statement covering the resale of all of the Shares and the Conversion Shares. The Company also agreed to use reasonable best efforts to have such registration statement declared effective within a specified period of time after filing (the “Effectiveness Deadline”). Under certain circumstances, including the Company’s failure to file the registration statement within such 30-day deadline or the failure of the registration statement to have been declared effective by the Effectiveness Deadline, the Company will have the obligation to pay liquidated damages in an amount equal to 0.5% of the aggregate amount paid for the applicable registrable securities for each 30-day period that the applicable default continues, subject to a cap of 5% of the aggregate purchase price paid for the applicable securities.

The Shares, the Note and the Conversion Shares (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities will contain restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom.

The foregoing summaries of the terms of the Purchase Agreement, the form of Note and the Registration Rights Agreement are subject to, and qualified in their entirety by, such documents, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

On January 7, 2025, the Company and Funicular Funds, LP (“Funicular”) entered into an Amendment, Waiver and Consent (the “Amendment”). Pursuant to the Amendment, the Company and Funicular agreed to certain amendments to the secured promissory note, in the original principal amount of $6 million (the “Secured Note”), and the registration rights agreement (the “Funicular RRA”), in each case entered into between them on February 9, 2024, including an extension of the maturity date of the Secured Note from November 9, 2025 to January 31, 2028. In addition, Funicular agreed to waive certain defaults by the Company under the Secured Note and the Funicular RRA and consented to the transactions contemplated by the Purchase Agreement.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the Amendment, a copy of which is attached hereto as Exhibit 10.4 and incorporated hereby by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and the issuance of the Securities is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 31, 2024, the Company held a special meeting of stockholders (the “Special Meeting”) in connection with the Wilson-Davis Stock Issuance Proposal, Chardan Stock Issuance Proposal, Funicular Stock Issuance Proposal, Winston & Strawn Stock Issuance Proposal, Tau Stock Issuance Proposal, Reverse Stock Split Proposal, and Equity Incentive Plan Amendment Proposal, each as defined and described in the definitive proxy statement filed by the Company with the SEC on December 19, 2024 (the “Proxy Statement”).

On November 22, 2024, the record date for the Special Meeting, there were an aggregate of 23,275,171 shares of Common Stock entitled to be voted at the Special Meeting. At the Special Meeting, 8,898,486 shares of Common Stock, or approximately 38.2% of the shares entitled to vote at the Special Meeting, were represented in person or by proxy.

At the Special Meeting, the Company’s stockholders approved the Wilson-Davis Stock Issuance Proposal, Chardan Stock Issuance Proposal, Funicular Stock Issuance Proposal, Winston & Strawn Stock Issuance Proposal, Tau Stock Issuance Proposal, and Equity Incentive Plan Amendment Proposal, in each case, as defined and described in greater detail in the Proxy Statement. The Reverse Stock Split Proposal was not approved. Set forth below are the final voting results for each proposal:

Wilson-Davis Stock Issuance Proposal

The proposal to approve the issuance of up to an aggregate of up to 213,296,850 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to the sellers of Wilson-Davis & Co., Inc., pursuant to amendments to the Stock Purchase Agreement, dated as of April, 15, 2022, by and among Wilson-Davis, all of its stockholders and the Company, pursuant to which the Company issued short-term convertible promissory notes and long-term convertible promissory notes to the Wilson-Davis Sellers, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii). The voting results of the shares of Common Stock were as follows:

For	Against	Abstentions
8,735,133	163,253	100

Chardan Stock Issuance Proposal

The proposal to approve the issuance of up to 39,282,309 shares of Common Stock that may become issuable to Chardan Capital Markets LLC pursuant to a promissory note in the aggregate principal amount of $5,209,764, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii). The voting results of the shares of Common Stock were as follows:

For	Against	Abstentions
8,735,083	163,303	100

Funicular Stock Issuance Proposal

The proposal to approve the issuance of up to 120,000,000 shares of Common Stock that may become issuable to Funicular Funds, LP, pursuant to the Securities Purchase Agreement, dated as of February 9, 2024, between AtlasClear Holdings and Quantum, pursuant to which the Company issued to Funicular a secured convertible promissory note in the amount of $6,000,000 in a private placement, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii). The voting results of the shares of Common Stock were as follows:

For	Against	Abstentions
8,745,133	153,253	100

Winston & Strawn Stock Issuance Proposal

The proposal to approve the issuance of up to 11,623,235 shares of Common Stock that may become issuable to Winston & Strawn LLP, pursuant to a subscription agreement, dated as of February 9, 2024, between Winston & Strawn and the Company, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii)The voting results of the shares of Common Stock were as follows:

For	Against	Abstentions
8,735,083	163,303	100

Tau Stock Issuance Proposal

The proposal to approve the issuance of up to 10,000,000 shares of Common Stock that may be issued to an investor, Tau Investment Partners LLC, pursuant to an at-the-market agreement entered into between the Company and Tau, dated as of July 31, 2024, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii). The voting results of the shares of Common Stock were as follows:

For	Against	Abstentions
8,745,083	153,303	100

Reverse Stock Split Proposal

The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-third of a share of Common Stock (e.g., a 1-for-3 reverse stock split), and authorize our Board of Directors to implement or abandon the Reverse Stock Split Amendment no later than November 30, 2025. The voting results of the shares of Common Stock were as follows:

For	Against	Abstentions
8,715,152	183,184	150

Equity Incentive Plan Amendment Proposal

The proposal to approve an amendment to the AtlasClear Holdings, Inc. 2024 Equity Incentive Plan. The voting results of the shares of Common Stock were as follows:

For	Against	Abstentions
8,678,993	197,893	21,600

Item 8.01.	Other Items.

On December 30, 2024, the Company filed the Certificate of Amendment to its Amended and Restated Certificate of Incorporation previously approved by the Company’s stockholders to increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares and the number of authorized shares of preferred stock, par value $0.0001 per share, from 1,000,000 shares to 25,000,000 shares (the “Authorized Share Increase Amendment”). On December 31, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, previously approved by the Company’s stockholders to effect a reclassification and conversion of each outstanding share of Common Stock into one-sixtieth of a share of Common Stock (the “Reverse Stock Split Amendment”). Copies of the Authorized Share Increase Amendment and the Reverse Stock Split Amendment are filed as Exhibits 3.1 and 3.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Exhibit Title or Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc., dated December 30, 2024.
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc., dated December 31, 2024.
10.1	Securities Purchase Agreement, dated December 31, 2024, by and among AtlasClear Holdings, Inc. and Hanire, LLC
10.2	Registration Rights Agreement, dated December 31, 2024, by and among AtlasClear Holdings, Inc. and Hanire, LLC
10.3	Convertible Promissory Note, dated December 31, 2024, by and between AtlasClear Holdings, Inc. and Hanire, LLC
10.4	Amendment, Waiver and Consent by and between AtlasClear Holdings, Inc. and Funicular Funds, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: January 7, 2025	/s/ John Schaible
Name: John Schaible
Title: Executive Chairman